Exhibit 99.1

Arc Logistics Partners http://arcxlp.com

Arc Logistics Partners LP Announces Third Quarter 2014 Results

NEW YORK, November 12, 2014 (GLOBE NEWSWIRE) -- Arc Logistics Partners LP (NYSE: ARCX) (“Arc Logistics” or the “Partnership”) today reported its financial and operating results for the third quarter ended September 30, 2014.

The Partnership completed its initial public offering (“IPO”) during the fourth quarter of 2013, and as a result, the third quarter 2013 reporting period relates to the financial and operating results of the Partnership’s predecessor entity, Arc Terminals LP, which are not necessarily representative of the results for Arc Logistics following the completion of the IPO and related transactions.

During the third quarter of 2014, the Partnership accomplished the following:

•	Realized petroleum product throughput of 64.8 thousand barrels per day (“mbpd”)
•	Reported revenue, net income and Adjusted EBITDA of $13.7 million, $1.6 million and $7.7 million, respectively
•	Invested $0.8 million of growth capital to generate operational efficiencies and support existing and future customer initiatives
•	Generated distributable cash flow of $6.4 million
•	Increased the quarterly cash distribution to $0.41 per unit for the third quarter ended September 30, 2014, which represents a 2.5% increase over the second quarter 2014 cash distribution per unit

For additional information regarding the Partnership’s calculation of Adjusted EBITDA and distributable cash flow, which are non-generally accepted accounting principle (“GAAP”) financial measures, and a reconciliation of net income to Adjusted EBITDA and distributable cash flow, please see below in this release and the accompanying tables.

Third Quarter 2014 Financial and Operating Results

The Partnership reported third quarter 2014 net income of $1.6 million, an increase of $0.4 million, or 28%, over third quarter 2013 net income. The year-over-year increase was driven by equity earnings from the Partnership’s interest in Gulf LNG Holdings Group, LLC of $2.5 million, a reduction in one-time transaction related expenses of $0.4 million and a decrease in interest expense of $0.6 million, offset by $1.6 million of rent expense associated with the Portland, OR terminal lease and $1.6 million of  unit-based compensation associated with the Partnership’s 2013 Long-Term Incentive Plan.

For the third quarter of 2014, the Partnership generated $7.7 million of Adjusted EBITDA, a 29% increase over third quarter 2013 Adjusted EBITDA of $5.9 million.  The year-over-year increase in Adjusted EBITDA was driven by customer activity at the Partnership’s new leased terminal in Portland, OR, the impact of the expansion projects completed in 2013 and the execution of new customer agreements in Blakeley, AL, Cleveland, OH, Brooklyn, NY and Selma, NC, offset by expiring customer agreements in Baltimore, MD and Saraland, AL.

In the third quarter of 2014, the Partnership invested $0.8 million of growth capital to: (i) continue the installation of a permanent boiler system in Chickasaw, AL; (ii) upgrade the marine infrastructure and truck rack in Cleveland, OH in connection with a new customer agreement; and (iii) complete projects initiated in prior quarters.

As of September 30, 2014, the Partnership's storage capacity increased by approximately 1.5 million barrels, or 30%, to approximately 6.4 million barrels compared to September 30, 2013. The year-over-year increase was a result of the procurement of storage capacity pursuant to the Portland, OR terminal lease transaction.

The Partnership’s throughput activity decreased by 11.7 mbpd, or 15%, to 64.8 mbpd during the third quarter of 2014 compared to the third quarter of 2013. The year-over-year decrease in throughput activity was due to reduced customer activity and the expiration of customer agreements in Baltimore, MD, Blakeley, AL, Brooklyn, NY, Chickasaw, AL, Mobile, AL and Saraland AL, offset by the execution of new customer agreements and increased customer activity in Baltimore, MD, Cleveland, OH, Mobile, AL and Selma, NC, and the addition of the Portland, OR terminal.

The Partnership's revenues increased by approximately $1.1 million, or 8%, to $13.7 million during the third quarter of 2014, compared to third quarter 2013 revenues of $12.6 million. The year-over-year increase in revenues was due to: (i) customer activity at the new Portland, OR terminal; (ii) the execution of new short-term customer agreements in Blakeley, AL and Cleveland, OH; and (iii) an increase in additional services provided to our customers in the Blakeley, AL, Chickasaw, AL, Mobile, AL and Saraland, AL facilities and the new Portland, OR terminal. These increases in revenue were offset by reduced customer activity and the expiration of customer agreements in Baltimore, MD, Blakeley, AL, Brooklyn, NY, Chickasaw, AL, Mobile, AL, Norfolk, VA and Saraland, AL.

The Partnership's operating expenses increased by approximately $1.6 million, or 31%, to $6.6 million during the third quarter of 2014, compared to the third quarter of 2013. The year-over-year increase in operating expenses was the result of activities at the new Portland, OR terminal offset by a reduction in contract labor in Blakeley, AL, Chickasaw, AL and Saraland, AL and the elimination of tank rental expense for a customer in Mobile, AL.

On October 31, 2014, the Partnership declared a quarterly cash distribution of $0.41 per unit ($1.64 per unit on an annualized basis) for the period from July 1, 2014 through September 30, 2014. The third quarter 2014 distribution represents a 2.5% increase over the second quarter 2014 cash distribution of $0.40 per unit ($1.60 per unit on an annualized basis). The distribution will be paid on November 17, 2014 to unitholders of record on November 10, 2014.

Conference Call

Arc Logistics will hold a conference call and webcast to discuss the third quarter 2014 financial and operating results on November 13, 2014, at 8:00 a.m. Eastern. Interested parties may listen to the conference call by dialing (855) 433-0931. International callers may access the conference call by dialing (484) 756-4279. The conference call may also be accessed live over the internet by visiting the “Investors” page of the Partnership’s website at www.arcxlp.com and will be available for replay for approximately one month.

About Arc Logistics Partners LP

Arc Logistics is a fee-based, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of complementary energy logistics assets. Arc Logistics is principally engaged in the terminalling, storage, throughput and transloading of crude oil and petroleum products.  For more information please visit www.arcxlp.com.

Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” Certain expressions including “believe,” “expect,” or other similar expressions are intended to identify the Partnership’s current expectations, opinions, views or beliefs concerning future developments and their potential effect on the Partnership. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward looking statements include but are not limited to: (i) adverse economic, capital markets and political conditions; (ii) changes in the marketplace for the Partnership’s products and services; (iii) changes in supply and demand of crude oil and petroleum products; (iv) actions and performance of the Partnership’s customers, vendors or competitors; (v) changes in the cost of or availability of capital; (vi) unanticipated capital expenditures in connection with the construction, repair, or replacement of the Partnership’s assets; (vii) operating hazards, unforeseen weather events or matters beyond the Partnership’s control; (viii) effects of existing and future laws or governmental regulations; and (ix) litigation. Additional information concerning these and other factors that could cause the Partnership’s actual results to differ from projected results can be found in the Partnership’s public periodic filings with the Securities and Exchange Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2013 and any updates thereto in the Partnership’s subsequent quarterly reports on Form 10-Q and current reports on Forms 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Partnership defines Adjusted EBITDA as net income before interest expense, income taxes and depreciation and amortization expense, as further adjusted for other non-cash charges and other charges that are not reflective of our ongoing operations. Adjusted EBITDA is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess (i) the performance of the Partnership’s assets without regard to the impact of financing methods, capital structure or historical cost basis of the Partnership’s assets; (ii) the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities; (iii) the Partnership’s ability to make distributions; (iv) the Partnership’s ability to incur and service debt and fund capital expenditures; and (v) the Partnership’s ability to incur additional expenses. The Partnership believes that the presentation of Adjusted EBITDA provides useful information to investors in assessing its financial condition and results of operations.

The Partnership defines distributable cash flow as Adjusted EBITDA less (i) cash interest expense paid; (ii) cash income taxes paid; (iii) maintenance capital expenditures paid; (iv) equity earnings from the LNG Interest; plus (v) cash distributions from the LNG Interest. Distributable cash flow is a non-GAAP financial measure that management and external users of the Partnership’s consolidated financial statements may use to evaluate whether the Partnership is generating sufficient cash flow to support distributions to its unitholders as well as measure the ability of the Partnership’s assets to generate cash sufficient to support its indebtedness and maintain its operations.

The GAAP measure most directly comparable to Adjusted EBITDA and distributable cash flow is net income. Adjusted EBITDA and distributable cash flow should not be considered as an alternative to net income. Adjusted EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some but not all items that affect net income. You should not consider Adjusted EBITDA or distributable cash flow in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP. Additionally, because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in the Partnership’s industry, its definitions of Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. Please see the reconciliation of net income to Adjusted EBITDA and distributable cash flow in the accompanying tables.

Investor Contact:
IR@arcxlp.com
www.arcxlp.com
212-993-1290

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Third-party customers	$11,329	$10,777	$34,878	$29,460
Related parties	2,361	1,848	6,753	5,869
	13,690	12,625	41,631	35,329
Expenses:
Operating expenses	6,627	5,062	21,101	14,194
Selling, general and administrative	2,743	1,368	6,550	6,161
Selling, general and administrative - affiliate	1,054	624	2,994	1,842
Depreciation	1,860	1,548	5,319	4,154
Amortization	1,367	1,290	4,060	3,425
Total expenses	13,651	9,892	40,024	29,776
Operating income	39	2,733	1,607	5,553
Other income (expense):
Gain on bargain purchase of business	-	-	-	11,777
Equity earnings from unconsolidated affiliate	2,482	-	7,406	-
Other income	7	-	10	47
Interest expense	(890)	(1,456)	(2,730)	(4,889)
Total other income (expenses), net	1,599	(1,456)	4,686	6,935
Income before income taxes	1,638	1,277	6,293	12,488
Income taxes	2	3	54	18
Net Income	1,636	1,274	6,239	12,470
Less: Net income attributable to preferred units	-	600	-	1,546
Net income attributable to partners' capital	1,636	674	6,239	10,924
Other comprehensive income	725	-	285	-
Comprehensive income attributable to partners’ capital	$2,361	$674	$6,524	$10,924

Earnings per limited partner unit:
Common units (basic and diluted)	$0.11	$0.09	$0.45	$1.56
Subordinated units (basic and diluted)	$0.11	$0.09	$0.45	$1.56

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except unit amounts)
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$4,559	$4,454
Trade accounts receivable	4,626	4,403
Due from related parties	825	722
Inventories	247	302
Other current assets	1,197	777
Total current assets	11,454	10,658
Property, plant and equipment, net	202,700	201,477
Investment in unconsolidated affiliate	72,888	72,046
Intangible assets, net	34,480	38,307
Goodwill	15,162	15,162
Other assets	1,596	1,716
Total assets	$338,280	$339,366
Liabilities and partners' capital:
Current liabilities:
Accounts payable	$2,395	$4,115
Accrued expenses	2,706	2,144
Due to general partner	292	127
Other liabilities	41	25
Total current liabilities	5,434	6,411
Credit facility	108,063	105,563
Other non-current liabilities	2,517	-
Commitments and contingencies
Partners' capital:
General partner interest	-	-
Limited partners' interest
Common units – (6,867,950 units issued and outstanding at September 30, 2014 and December 31, 2013)	123,078	125,375
Subordinated units – (6,081,081 units issued and outstanding at September 30, 2014 and December 31, 2013)	98,411	101,525
Accumulated other comprehensive income	777	492
Total partners' capital	222,266	227,392
Total liabilities and partners' capital	$338,280	$339,366

ARC LOGISTICS PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flow from operating activities:
Net income	$6,239	$12,470
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5,319	4,154
Amortization	4,060	3,425
Gain on bargain purchase of business	-	(11,777)
Equity earnings from unconsolidated affiliate, net of distributions	(108)	-
Amortization of deferred financing costs	371	1,639
Unit-based compensation	1,426	-
Changes in operating assets and liabilities:
Trade accounts receivable	(223)	(2,665)
Due from related parties	(104)	231
Inventories	55	(13)
Other current assets	(420)	(456)
Other assets	-	(1,206)
Accounts payable	(2,159)	3,137
Accrued expenses	562	1,012
Due to general partner	165	4,556
Other liabilities	2,533	(20)
Net cash provided by operating activities	17,716	14,487
Cash flows from investing activities:
Capital expenditures	(6,103)	(10,540)
Investment in unconsolidated affiliate	(681)	-
Net cash paid for acquisitions	-	(82,000)
Net cash used in investing activities	(6,784)	(92,540)
Cash flows from financing activities:
Distributions	(12,870)	(946)
Deferred financing costs	(251)	(3,519)
Repayments to credit facility	(25,000)	(35,938)
Proceeds from credit facility	27,500	118,000
Distribution equivalent rights paid on unissued units	(206)	-
Net cash (used in) provided by financing activities	(10,827)	77,597
Net increase (decrease) in cash and cash equivalents	105	(456)
Cash and cash equivalents, beginning of period	4,454	1,429
Cash and cash equivalents, end of period	$4,559	$973

ARC LOGISTICS PARTNERS LP
RECONCILIATION OF ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW AND SELECTED OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net Income	$1,636	$1,274	$6,239	$12,470
Income taxes	2	3	54	18
Interest expense	890	1,456	2,730	4,889
Gain on bargain purchase of business	-	-	-	(11,777)
Depreciation	1,860	1,548	5,319	4,154
Amortization	1,367	1,290	4,060	3,425
One-time transaction expenses (a)	-	374	451	3,666
Non-cash charges (b)	1,910	-	3,943	-
Adjusted EBITDA	$7,665	$5,945	$22,796	$16,845
Cash interest expense	(819)		(2,534)
Cash income taxes	(2)		(54)
Maintenance capital expenditures	(625)		(1,802)
Equity earnings from the LNG Interest	(2,482)		(7,406)
Cash distributions received from the LNG Interest	2,704		7,298
Distributable Cash Flow	$6,441		$18,298

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Selected Operating Data:
Storage capacity (bbls)	6,425,100	4,959,100	6,425,100	4,959,100
Throughput (bpd)	64,806	76,499	71,788	71,353

_________________

(a)
The one-time transaction expenses for 2013 related to the due diligence and transaction expenses associated with the purchase of the Mobile, AL, Saraland, AL and Brooklyn, NY facilities; for 2014, such expenses related to the consummation of the Portland, OR terminal lease transaction.

(b)
For the three months ended September 30, 2014, the non-cash charges were due to $0.5 million of deferred rent expense associated with the accounting treatment for the Portland, OR terminal lease transaction and $1.4 million of amortization for unit-based compensation.  For the nine months ended September 30, 2014, the non-cash charges were due to $2.5 million of deferred rent expense associated with the accounting treatment for the Portland, OR terminal lease transaction and $1.4 million of amortization for unit-based compensation.